UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 16, 2004

Entegris, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-30789	41-1941551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    952-556-3131

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Entegris (“the Company”) owns 1,052,887 common shares of Metron Technology N.V. (“Metron”), a corporation organized under the laws of The Netherlands. At July 30, 2004, the Company’s investment in Metron common stock had a fair value of approximately $2.6 million, based on the closing price of $2.45 per share on the NASDAQ Stock Market. The carrying value of the shares was approximately $2.1 million, or $2.00 per share, at that date.

On August 16, 2004, Metron announced that it had entered into a Stock and Asset Purchase Agreement (“Purchase Agreement”) with Applied Materials, Inc. (“Applied”), a Delaware corporation, pursuant to which Applied would acquire the worldwide operating subsidiaries and business of Metron. The acquisition, which is subject to regulatory and Metron shareholder approval and other closing conditions, is expected to close in Metron’s second fiscal quarter, ending November 30, 2004.

Following the close of the proposed acquisition, Metron would plan to announce cash distributions to its shareholders, which would be made in at least two cash distributions during the six-month period following the close of the transaction.

In connection therewith, the directors and executive officers of Metron, and certain shareholders of Metron, including the Company, have entered into voting agreements with Applied, dated as of August 16, 2004 (the “Voting Agreements”), and have delivered proxies to Applied, pursuant to which they have agreed to vote their Metron shares in favor of the approval of the Purchase Agreement and related matters contemplated by the Purchase Agreement. A copy of the Voting Agreement and Proxy is attached hereto as Exhibit 2.1 and the description of the Voting Agreements contained herein is qualified in its entirety by reference to Exhibit 2.1, which is incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties that include, but are not limited to: the satisfaction of the conditions to closing of the proposed transaction, including receipt of shareholder and regulatory approvals; the expected closing date of the transaction; and the risk that the transaction will not close.

Item 9.01 Financial Statements and Exhibits.

(c)    Exhibits:

2.1	Voting Agreement and Proxy dated as of August 16, 2004 by and between Entegris, Inc. and Applied Materials, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRIS, INC.
(Registrant)
Date: August 31, 2004

/S/ JOHN D. VILLAS
(Signature)* John D. Villas Chief Financial Officer

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